UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82
Dallas, Texas	75019
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Rights to Purchase Series A	New York Stock Exchange
Junior Participating Preferred Stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Securities To Be Registered

Item 1 of the Form 8-A dated January 13, 2011 filed by EXCO Resources, Inc. (the “Company”) is hereby amended by adding the following:

“On August 19, 2011, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of January 12, 2011 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”). The Amendment accelerates the Expiration Date of the Rights Agreement from the close of business on January 24, 2012 to the close of business on September 30, 2011. The foregoing summary of the Amendment is qualified in its entirety to the full text of the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.”

Item 2.	Exhibits

3.1	Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 13, 2011).

4.1	Rights Agreement, dated as of January 12, 2011, by and between EXCO Resources, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 13, 2011).

4.2	Amendment No. 1 to Rights Agreement, dated as of August 19, 2011, by and between EXCO Resources, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EXCO RESOURCES, INC.

August 22, 2011	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

Index to Exhibits

3.1	Statement of Designation of Series A Junior Participating Preferred Stock of EXCO Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 13, 2011).

4.1	Rights Agreement, dated as of January 12, 2011, by and between EXCO Resources, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 13, 2011).

4.2	Amendment No. 1 to Rights Agreement, dated as of August 19, 2011, by and between EXCO Resources, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.